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                                                                     Exhibit 4.1

[COMPANY LOGO]

                               Share Certificate

This is to certify that the undermentioned person(s) is/are the registered holder(s) of fully paid shares of par value Hong Kong dollar 0.01 each as detailed below in the share capital of TOM Online Inc. (the "Company") subject to the memorandum and articles of association of the Company.


                                                        CODE:

                                                        NUMBER OF SHARE(S):

    Given under the securities seal of the Company on the date stated above.



[Signature]                                                         [Signature]
----------------                                                   -------------
Chairman                                                            Director

     No transfer of the whole or any portion of the above share(s) will be registered unless accompanied by this certificate.
  Registrar: Computershare Hong Kong Investor Services Limited, Shops 1712-1716,
         17th Floor, Hopewell Centre, 183 Queen's Road East, Hong Kong.